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                                      Exhibit 21
                              Subsidiaries of Registrant


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                              SUBSIDIARIES OF REGISTRANT
                                      EXHIBIT 21




                                                    Date and % of Voting
                                                     Shares, Partnership
                                                   Interests, Voting Trust
                                          Year &    Certificates, Capital
       Name & Address                   State Inc.      Contributions                       Description of Activity
       --------------                   ----------      -------------                       -----------------------

Home Federal Savings Bank                  1934              6/29/94                     Federal Chartered Stock
101 North Broadway                          MN        HMN owns 100% of voting            Savings Bank
Spring Valley, MN  55975                                     shares


    Osterud Insurance Agency, Inc.         1983           Bank owns 100%                 Offers credit life and annuity
    101 North Broadway                      MN                                           products to the Bank's
    Spring Valley, MN 55975                                                              customers and others


Security Finance Corporation              1929              12/29/95                     Dormant development
101 North Broadway                         MN        HMN owns 100% of voting             corporation holding
Spring Valley, MN  55975                                     shares                      investments in securities and
                                                                                         loans


HMN Mortgage Services, Inc.                1996              7/08/96                     Mortgage Banking
9973 Valley View Road                       MN          HMN owns 100% of
Eden Prairie, MN 55344                                     voting shares



Home Federal Savings Bank sold six shares of Security Finance Corporation stock to HMN Financial, Inc. on December 29, 1995. The six shares sold to HMN Financial, Inc. represents 100% of the total voting shares of Security Finance Corporation at the time of sale.